Exhibit 10.2

REPAYMENT GUARANTY

THIS REPAYMENT GUARANTY (this “Guaranty”) is made as of August 5, 2010, by KENNEDY-WILSON HOLDINGS, INC., a Delaware corporation (“Guarantor”), in favor of U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent for the “Lenders” pursuant to the Loan Agreement described below (in such capacity, “Agent”) and in favor of each party that now or hereafter is bound under the Loan Agreement as a “Lender” (referred to herein individually as a “Lender” and collectively as the “Lenders”).

1. Except as otherwise provided in this Guaranty, initially capitalized terms used in this Guaranty without definition are defined in that certain Revolving Loan Agreement of even date herewith by and among Kennedy-Wilson, Inc., a Delaware corporation (“Borrower”), Agent and Lenders (the “Loan Agreement”).

2. In order to induce Agent and Lenders to enter into the Loan Agreement and to induce Lenders to make available to Borrower (whether acting on behalf of itself or any estate created by the commencement of a case under Title 11 United States Code or any successor statute thereto (the “Bankruptcy Code”) or any other insolvency, bankruptcy, reorganization or liquidation proceeding, or by any trustee under the Bankruptcy Code, liquidator, sequestrator or receiver of Borrower or Borrower’s property or similar Person duly appointed pursuant to any law generally governing any insolvency, bankruptcy, reorganization, liquidation, receivership or like proceeding) a revolving unsecured acquisition facility in a principal amount not to exceed $65,000,000.00 outstanding at any one time (“Facility A”) and a revolving unsecured working capital facility in a principal amount not to exceed $10,000,000.00 outstanding at any one time (“Facility B”, and collectively with Facility A, the “Loan”), evidenced by one or more promissory notes (collectively, the “Notes”), in the aggregate principal amount of $75,000,000.00, each now or hereafter executed by Borrower and payable to the order of one or more Lenders, Guarantor hereby unconditionally and irrevocably guarantees to Agent and Lenders (and to each Lender) and to their successors, endorsees and/or assigns, the full and prompt payment of the principal sum of the Notes in accordance with their terms when due, by acceleration or otherwise, together with all interest accrued thereon, when due under the terms of the Notes, and any and all other sums of money that become owing by Borrower to Lenders under the Notes, the Loan Agreement and/or any other “Loan Document” as such term is defined in the Loan Agreement (which Note, Loan Agreement and other “Loan Documents” are also collectively referred to herein as the “Loan Documents”). The obligations guaranteed pursuant to this Section 2 are hereinafter referred to as the “Guaranteed Obligations.”

3. In accordance with California Civil Code (“CC”) Section 2856:

(a) Guarantor waives any and all rights of subrogation, reimbursement, indemnification and contribution, and any other rights and defenses that are or may become available to Guarantor by reason of CC Sections 2787 to 2855, inclusive, 2899 and 3433 including, without limitation, any and all rights or defenses Guarantor may have by reason of protection afforded to the principal with respect to any of the Guaranteed Obligations or to any other guarantor of any of the Guaranteed Obligations with respect to such guarantor’s obligations under its guaranty, in either case, pursuant to the antideficiency or other laws of this state limiting or discharging the principal’s indebtedness or such other guarantor’s obligations, including, without limitation, California Code of Civil Procedure (“CCP”) Sections 580a, 580b, 580d or 726; and

(b) Guarantor waives all rights and defenses that Guarantor may have because Borrower’s debt is, or may in the future be, secured by real property. This means, among other things:

(i) Agent and Lenders may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower;

(ii) If Agent or any Lender forecloses on any real property collateral pledged by Borrower:

(A) The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price;

(B) Agent and Lenders may collect from Guarantor even if Agent or any Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s debt is, or may in the future be, secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon CCP Sections 580a, 580b, 580d, or 726; and

(c) Guarantor waives all rights and defenses arising out of an election of remedies by Agent or Lenders, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Guaranteed Obligations, has destroyed Guarantor’s rights of subrogation and reimbursement against Borrower by the operation of CCP Section 580d or otherwise, and even though that election of remedies by Agent or Lenders has destroyed Guarantor’s rights of contribution against another guarantor of any of the Guaranteed Obligations.

(d) Guarantor hereby waives any right it might otherwise have under Section 2822 of the California Civil Code or similar law or otherwise to have Borrower designate the portion of any such obligation to be satisfied in the event that Borrower provides partial satisfaction of such obligation. Guarantor acknowledges and agrees that Borrower may already have agreed with Agent, or may hereafter agree, that in any such event the designation of the portion of the obligation to be satisfied shall, to the extent not expressly made by the terms of the Loan Documents, be made by Agent rather than by Borrower.

No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this Section 3.

4. Guarantor represents and warrants to Agent and Lenders that Guarantor has a financial interest in Borrower or is otherwise affiliated with Borrower. In that regard, Guarantor agrees that Agent’s and Lenders’ entering into the Loan Agreement and Lenders’ agreement to make the Loan available to Borrower is of substantial and material benefit to Guarantor and further agrees as follows:

(a) Guarantor shall continue to be liable under this Guaranty and the provisions hereof will remain in full force and effect notwithstanding (i) any modification, agreement or stipulation between Borrower and Agent or their respective successors and assigns, with respect to the Loan Documents or the obligations encompassed thereby, including, without limitation, the Guaranteed Obligations, (ii) Agent’s waiver of or failure to enforce any of the terms, covenants or conditions contained in the Loan Documents or in any modification thereof, (iii) any discharge or release of Borrower or any other guarantor from any liability with respect to the Guaranteed Obligations, (iv) any discharge, release, exchange or subordination of any real or personal property then held by Agent or any Lender as security for the performance of the Guaranteed Obligations, (v) any additional security taken for the Guaranteed Obligations, whether real or personal property, (vi) any foreclosure or other realization on any security for the Guaranteed Obligations, regardless of the effect upon Guarantor’s subrogation, contribution or reimbursement rights against Borrower or any other guarantor, (vii) any additional loans or financial accommodations to Borrower or (viii) the manner or order by which payments are applied to principal, interest or other obligations under the Loan Documents. Without limiting the generality of the foregoing, Guarantor hereby waives the rights and benefits under CC Section 2819, and agrees that by doing so Guarantor’s liability shall continue even if Agent or any Lender alters any obligations under the Loan Documents in any respect or Agent’s or Lenders’ remedies or rights against Borrower are in any way impaired or suspended without Guarantor’s consent.

(b) Guarantor’s liability under this Guaranty shall continue until all sums due under the Notes have been paid in full and until all Guaranteed Obligations to Agent and Lenders have been satisfied, and shall not be reduced by virtue of any payment by Borrower of any amount due under the Notes or under any of the Loan Documents or by Agent’s and Lenders’ recourse to any collateral or security.

(c) Guarantor represents and warrants to Agent and Lenders that Guarantor now has and will continue to have full and complete access to any and all information concerning the transactions contemplated by the Loan Documents or referred to therein, the value of the assets owned or to be acquired by Borrower, Borrower’s financial status and its ability to pay and perform the Guaranteed Obligations owed to Agent and Lenders. Guarantor further represents and warrants that Guarantor has reviewed and approved copies of the Loan Documents and is fully informed of the remedies Agent and Lenders may pursue, with or without notice to Borrower, in the event of default under the Notes or other Loan Documents. So long as any of the Guaranteed Obligations remains unsatisfied or owing to Agent or Lenders, Guarantor shall keep fully informed as to all aspects of Borrower’s financial condition and the performance of the Guaranteed Obligations.

(d) Guarantor acknowledges and agrees that Guarantor may be required to perform the Guaranteed Obligations in accordance with the terms hereof notwithstanding the fact that the Loan has fully matured, that the outstanding principal balance thereof is fully due and payable and that Borrower is in default of its obligation to pay the full amount due under the Notes on the maturity thereof.

5. The liability of Guarantor under this Guaranty is a guaranty of payment and performance and not of collectibility, and is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Loan Documents or other instruments relating to the creation or performance of the Guaranteed Obligations or the pursuit by Agent or any Lender of any remedies which any now has or may hereafter have with respect thereto under the Loan Documents, at law, in equity or otherwise. Guarantor hereby waives any and all benefits and defenses under CC Section 2810 and agrees that by doing so Guarantor shall be liable even if Borrower had no liability at the time of execution of any of the Loan Documents or thereafter ceases to be liable. Guarantor hereby waives any and all benefits and defenses under CC Section 2809 and agrees that by doing so Guarantor’s liability may be larger in amount and more burdensome than that of Borrower. Guarantor’s liability hereunder shall not be limited or affected in any way by any impairment or any diminution or loss of value of any security or collateral for the Loan, whether caused by hazardous substances or otherwise, Agent’s or any Lender’s failure to perfect a security interest in such security or collateral or any disability or other defense of Borrower or any other guarantor.

6. Guarantor hereby waives to the extent permitted by law: (i) all notices to Guarantor, to Borrower, or to any other Person, including without limitation notices of the acceptance of this Guaranty or the creation, renewal, extension, modification, accrual of any of the Guaranteed Obligations owed to Agent and Lenders, enforcement of any right or remedy with respect thereto and notice of any other matters relating thereto; (ii) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (iii) any statute of limitations affecting Guarantor’s liability hereunder or the enforcement thereof; and (iv) all principles or provisions of law which conflict with the terms of this Guaranty. Guarantor further agrees that Agent and Lenders may enforce this Guaranty upon the occurrence of an event of default under the Notes or the other Loan Documents (as event of default is described therein), notwithstanding the existence of any dispute between Borrower and Agent or any Lender with respect to the existence of said event of default or performance of the Guaranteed Obligations or any counterclaim, set-off or other claim which Borrower may allege against Agent or any Lender with respect thereto. Moreover, Guarantor agrees that Guarantor’s obligations shall not be affected by any circumstances which constitute a legal or equitable discharge of a guarantor or surety.

7. Guarantor agrees that Agent and Lenders may enforce this Guaranty without the necessity of resorting to or exhausting any security or collateral (including, without limitation, pursuant to a judicial or nonjudicial foreclosure) and without the necessity of proceeding against Borrower or any other guarantor. Guarantor hereby waives any and all benefits under CC Sections 2845, 2849 and 2850, including, without limitation, the right to require Agent or Lenders to proceed against Borrower, to proceed against any other guarantor, to foreclose any lien on any real or personal property, to exercise any right or remedy under the Loan Documents, to draw upon any letter of credit issued in connection herewith, or to pursue any other remedy or to enforce any other right.

8. (a) Guarantor agrees that nothing contained herein shall prevent Agent and Lenders from suing on the Notes or from exercising any rights available to them under the Notes or under any of the other Loan Documents and that the exercise of any of the aforesaid rights will not constitute a legal or equitable discharge of Guarantor. Guarantor understands that the exercise by Agent and Lenders of certain rights and remedies contained in the Loan Documents (such as a nonjudicial foreclosure) may affect or eliminate Guarantor’s right of subrogation against Borrower and that Guarantor may therefore incur a partially or totally non-reimbursable liability hereunder; nevertheless, Guarantor hereby authorizes and empowers Agent to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available to Agent and Lenders, since it is the intent and purpose of Guarantor that the obligations hereunder are absolute, independent and unconditional under any and all circumstances. Guarantor expressly waives any defense (which defense, if Guarantor had not given this waiver, Guarantor might otherwise have) to a judgment against Guarantor by reason of a nonjudicial foreclosure sale. Without limiting the generality of the foregoing, if the Guaranteed Obligations are at any time secured by real property, Guarantor hereby expressly waives any and all benefits and defenses under (i) CCP Section 580a (which Section, if Guarantor had not given this waiver, would otherwise limit Guarantor’s liability after a nonjudicial foreclosure sale to the difference between the obligations guaranteed herein and the fair market value of the property or interests sold at such nonjudicial foreclosure sale), (ii) CCP Sections 580b and 580d (which Sections, if Guarantor had not given this waiver, would otherwise limit Agent’s and Lenders’ right to recover a deficiency judgment with respect to purchase money obligations and after a nonjudicial foreclosure sale, respectively), and (iii) CCP Section 726 (which Section, if Guarantor had not given this waiver, among other things, would otherwise require Agent and Lenders to exhaust all of its security before a personal judgment may be obtained for a deficiency). Notwithstanding any foreclosure of the lien of any deed of trust or security agreement with respect to any or all of the real or personal property secured thereby (if any), whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, Guarantor shall remain bound under this Guaranty.

(b) Guarantor waives all benefits and defenses under CC Sections 2847, 2848 and 2849 and agrees that Guarantor shall have no right of subrogation against Borrower or against any collateral or security provided for in the Loan Documents and no right of reimbursement or contribution against any other guarantor unless and until all Guaranteed Obligations have been indefeasibly paid and satisfied in full, and Agent and Lenders have released, transferred or disposed of all of their rights, title and interest in any collateral or security. To the extent the waiver of Guarantor’s rights of subrogation, reimbursement and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, Guarantor further agrees that Guarantor’s rights of subrogation and reimbursement against Borrower and Guarantor’s rights of subrogation against any collateral or security shall be junior and subordinate to any rights Agent or Lenders may have against Borrower and to all rights, title and interest Agent or Lenders may have in such collateral or security, and Guarantor’s rights of contribution against any other guarantor shall be junior and subordinate to any rights Agent or Lenders may have against such other guarantor. Agent and Lenders may use, sell or dispose of any item of collateral or security (if any) as it sees fit without regard to Guarantor’s subrogation and contribution rights, and upon disposition or sale of any item, Guarantor’s rights with respect to such item will terminate. Guarantor understands that Guarantor may record a Request for Notice of Default pursuant to CC Section 2924(b) and thereby receive notice of any proposed foreclosure of any real property collateral then securing the Guaranteed Obligations. With respect to the foreclosure of any security interest in any personal property collateral then securing the Guaranteed Obligations, Agent and Lenders agree to give Guarantor five (5) days’ prior written notice, in the manner set forth in Section 10 hereof, of any sale or disposition of any such personal property collateral, other than collateral which is perishable, threatens to decline speedily in value, is of a type customarily sold on a recognized market, or is cash, cash equivalents, certificates of deposit or the like.

(c) Guarantor’s sole right with respect to any such foreclosure of real or personal property collateral (if any) shall be to bid at such sale in accordance with applicable law. Guarantor acknowledges and agrees that Agent or any Lender may also bid at any such sale and in the event such collateral is sold to Agent or any Lender in whole or in partial satisfaction of the Guaranteed Obligations (or any portion thereof), Guarantor shall have no further right or interest with respect thereto. Notwithstanding anything to the contrary contained herein, no provision of this Guaranty shall be deemed to limit, decrease, or in any way to diminish any rights of set-off Agent and Lenders may have with respect to any cash, cash equivalents, certificates of deposit, letters of credit or the like which may now or hereafter be deposited with Agent or any Lender by Borrower.

(d) To the extent any dispute exists at any time between or among Guarantor and any other guarantor of the Guaranteed Obligations as to Guarantor’s or any other guarantor’s right to contribution or otherwise, Guarantor agrees to indemnify, defend and hold Agent and Lenders harmless from and against any loss, damage, claim, demand, cost or any other liability (including, without limitation, reasonable attorneys’ fees and costs) Agent and Lenders may suffer as a result of such dispute.

(e) So long as any of the Guaranteed Obligations are owing to Agent or any Lender, Guarantor shall not, without the prior written consent of Agent, commence or join with any other party in commencing any bankruptcy, reorganization or insolvency proceedings of or against Borrower. The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any case, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or by any defense which Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such case. Agent shall have the sole right to accept or reject any plan on behalf of Guarantor proposed in such case and to take any other action which Guarantor would be entitled to take, including, without limitation, the decision to file or not file a claim. Guarantor acknowledges and agrees that any interest on the Guaranteed Obligations which accrues after the commencement of any such proceeding (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on any such portion of the Guaranteed Obligations if said proceedings had not been commenced) will be included in the Guaranteed Obligations because it is the intention of the parties that the Guaranteed Obligations should be determined without regard to any rule or law or order which may relieve Borrower of any portion of such Guaranteed Obligations. Guarantor hereby permits any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Agent and Lenders, or allow the claim of Agent and Lenders in respect of, any such interest accruing after the date on which such proceeding is commenced. Guarantor hereby assigns to Agent (for the benefit of Lenders) Guarantor’s right to receive any payments from any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person by way of dividend, adequate protection payment or otherwise. If all or any portion of the Guaranteed

Obligations are paid or performed by Borrower, the obligations of Guarantor hereunder shall continue and remain in full force and effect in the event that all or any part of such payment(s) or performance(s) is avoided or recovered directly or indirectly from Agent or Lenders as a preference, fraudulent transfer or otherwise in such case irrespective of payment in full of all obligations under the Loan Documents.

9. (a) Guarantor represents and warrants that any financial statements, tax returns or other documents of Guarantor heretofore delivered to Agent are true and correct in all material respects. Such statements were prepared in accordance with generally accepted accounting principles, consistently applied and fairly present the financial position of Guarantor as of the date thereof. Guarantor further represents and warrants that no material adverse change has occurred in Guarantor’s financial position since the date of such statements.

(b) Guarantor covenants and agrees to provide Agent with any and all financial information required by Agent pursuant to the Loan Agreement. Guarantor further covenants and agrees to immediately notify Agent of any material adverse change in Guarantor’s financial status.

10. All notices, requests and demands to be made hereunder to the parties hereto must be in writing and given as provided in the notice provisions of the Loan Agreement (at the addresses set forth below).

To Agent:	U.S. Bank National Association 633 W. Fifth Street, 29th Floor Los Angeles, California 90071 Attention: Loan Administration Telephone: (213) 615-6629 Facsimile: (213) 615-6792

To Guarantor:	Kennedy-Wilson Holdings, Inc. 9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 Attn: Freeman Lyle, EVP/CFO/Secretary Telephone: (310) 887-6400 Facsimile: (310) 887-6454

11. Guarantor represents and warrants to Agent and Lenders as follows:

(a) No consent of any other Person, including, without limitation, any creditors of Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by Guarantor in connection with this Guaranty or the execution, delivery, performance, validity or enforceability of this Guaranty and all obligations required hereunder. This Guaranty has been duly executed and delivered by Guarantor, and constitutes the legally valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms.

(b) The execution, delivery and performance of this Guaranty will not violate any provision of any existing law or regulation binding on Guarantor, or any order, judgment,

award or decree of any court, arbitrator or governmental authority binding on Guarantor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Guarantor is a party or by which Guarantor or any of its assets may be bound, and will not result in, or require, the creation or imposition of any lien on any of Guarantor’s property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

12. Guarantor’s performance of a portion, but not all, of the Guaranteed Obligations will in no way limit, affect, modify or abridge Guarantor’s liability for that portion of the Guaranteed Obligations that is not performed. Without in any way limiting the generality of the foregoing, in the event that Agent or any Lender is awarded a judgment in any suit brought to enforce Guarantor’s covenant to perform a portion of the Guaranteed Obligation, such judgment will in no way be deemed to release Guarantor from its covenant to perform any portion of the Guaranteed Obligation which is not the subject of such suit.

13. Intentionally Omitted.

14. This Guaranty is solely for the benefit of Agent and Lenders and is not intended to nor may it be deemed to be for the benefit of any third party, including Borrower.

15. Guarantor represents and warrants to Agent and Lenders as follows:

(a) Guarantor is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, has the power to own its assets and to transact the business in which it is now engaged and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification.

(b) Guarantor has the power, authority and legal right to execute, deliver and perform this Guaranty and all obligations required hereunder and has taken all necessary action to authorize its execution, delivery and performance of this Guaranty and all obligations required hereunder. The execution, delivery and performance of this Guaranty will not violate any of the formation or governing documents of Guarantor or of any laws pursuant to which Guarantor has been formed.

16. Intentionally Omitted.

17. Agent may assign this Guaranty with any Loan Document, without in any way affecting Guarantor’s liability hereunder. Any married person executing this Guaranty agrees that recourse may be had against community property and separate property for the satisfaction of all obligations hereby guaranteed. This Guaranty shall be binding upon Guarantor, Guarantor’s heirs, representatives, administrators, executors, successors and assigns and shall inure to the benefit of and shall be enforceable by Agent and Lenders, and their successors, endorsees and assigns. As used herein, the singular includes the plural, and the masculine includes the feminine and neuter and vice versa, if the context so requires.

18. In the event of any dispute or litigation regarding the enforcement or validity of this Guaranty, Guarantor shall be obligated to pay all charges, costs and expenses (including,

without limitation, reasonable attorneys’ fees) incurred by Agent and Lenders, whether or not any action or proceeding is commenced regarding such dispute and whether or not such litigation is prosecuted to judgment.

19. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

20. Guarantor, Agent and Lenders hereby voluntarily, knowingly and intentionally WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY in any legal action or proceeding arising under or in connection with this Guaranty or any other Loan Document or concerning the Guaranteed Obligations and/or any collateral therefor or pertaining to any transaction related to or contemplated in any Loan Document, regardless of whether such action or proceeding concerns any contractual or tortious or other claim. Guarantor acknowledges that this waiver of jury trial is a material inducement to Agent and Lenders entering into the Loan Agreement and to Lenders in extending credit to Borrower, that Agent and Lenders would not have entered into the Loan Agreement and Lenders would not have extended such credit without this jury trial waiver, and that Guarantor has been represented by an attorney or has had an opportunity to consult with an attorney regarding this Guaranty and understands the legal effect of this jury trial waiver.

21. Guarantor hereby submits to the jurisdiction of the state and federal courts in the State of California for purposes of any action arising from or growing out of this Guaranty, and further agrees that the venue of any such action may be laid in Los Angeles County and that (in addition to any other method provided by law for service of process) service of process in any such action may be made on Guarantor by the delivery of the process to Freeman Lyle, whose present address is 9701 Wilshire Blvd., Suite 700, Beverly Hills, California 90212, whom Guarantor hereby appoints as Guarantor’s agent for service of process. Nothing contained in this Guaranty, however, shall be deemed to constitute, or to imply the existence of, any agreement by Agent or Lenders to bring any such action only in said courts or to restrict in any way any of Agent’s and Lenders’ remedies or rights to enforce the terms of this Guaranty as, when and where Agent shall deem appropriate, in its sole discretion.

22. No provision of this Guaranty may be changed, waived, revoked or amended without Agent’s prior written consent. Every provision of this Guaranty is intended to be severable. If any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity will not affect the balance of the terms and provisions hereof, which terms and provisions will remain binding and enforceable.

23. This Guaranty may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same guaranty with the same effect as if all parties had signed the same signature page. Any signature page of this Guaranty may be detached from any counterpart of this Guaranty and reattached to any other counterpart of this Guaranty identical in form hereto but having attached to it one or more additional signature pages.

24. No failure or delay on the part of Agent or Lenders to exercise any power, right or privilege under this Guaranty will impair any such power, right or privilege, or be construed to be a waiver of any default or an acquiescence therein, nor will any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

25. This Guaranty embodies the entire agreement among the parties hereto with respect to the matters set forth herein, and supersedes all prior agreements among the parties with respect to the matters set forth herein. No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature may be used to supplement, modify or vary any of the terms hereof. There are no conditions to the full effectiveness of this Guaranty.

26. This Guaranty is in addition to all other guaranties of Guarantor and any other guarantors of Borrower’s obligations to Agent and Lenders.

27. GUARANTOR ACKNOWLEDGES THAT GUARANTOR HAS BEEN AFFORDED THE OPPORTUNITY TO READ THIS DOCUMENT CAREFULLY AND TO REVIEW IT WITH AN ATTORNEY OF GUARANTOR’S CHOICE BEFORE SIGNING IT. GUARANTOR ACKNOWLEDGES HAVING READ AND UNDERSTOOD THE MEANING AND EFFECT OF THIS DOCUMENT BEFORE SIGNING IT.

28. When two or more persons or entities have executed this Guaranty, unless the context clearly indicates otherwise, all references herein to “Guarantor” shall mean the guarantors hereunder or either or any of them. All of the obligations and liabilities of said guarantors under this Guaranty (and the obligations of other guarantors under any similar or other guaranties of part or all of the Guaranteed Obligations) shall be joint and several. Suit may be brought against said guarantors, jointly and severally, or against any one or more of them (even if less than all), without impairing the rights of Agent and Lenders against the other or others of said guarantors; and Agent may settle with any one or more of said guarantors for such sums or sum as it may see fit and/or Agent may release any of said guarantors from all further liability to Agent and Lenders for such indebtedness without impairing the right of Agent and Lenders to demand and collect the balance of such indebtedness from the other or others of said guarantors not so released; but it is agreed among said guarantors themselves, however, that such settlement and release shall in no way impair the rights of said guarantors as among themselves.

[Signatures on Following Page]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

“Guarantor”

KENNEDY-WILSON HOLDINGS, INC., a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

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